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November 14, 2019

Trillium Therapeutics Inc.
2488 Dunwin Drive
Mississauga, Ontario
L5L 1J9

Dear Sirs/Mesdames:

Trillium Therapeutics Inc. (the “Corporation”)
- Creation of Inducement Stock Option Plan

At your request, we have examined the form of Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Corporation with the United States Securities and Exchange Commission in connection with the registration under the United States Securities Act of 1933, as amended (the “Act”) of an aggregate of 3,000,000 common shares of the Corporation (the “Option Shares”) issuable under the Corporation’s 2019 Inducement Stock Option Plan dated effective September 25, 2019 (the “Plan”).

For the purpose of this opinion, we have made such investigations and examined the originals, or duplicate, certified, conformed, facsimiled or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers, or other representatives of the Corporation, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies, emailed or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies, emailed or facsimile transmissions have been submitted or received.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the issuance of any such Option Shares, the authorization to issue the Option Shares pursuant to the Plan will not have been modified or rescinded by the board of directors of the Corporation (the “Board”) and there will not have occurred any change in law affecting the validity or enforceability of such issuance of Option Shares.

Whenever our opinion refers to securities of the Corporation, whether issued or to be issued, as being "fully paid and non-assessable", such opinion indicates that the holder of such securities had provided consideration for such securities and cannot be required to contribute any further amounts to the Corporation by virtue of its status as holder of such securities, either in order to complete payment for the securities, to satisfy claims of creditors or otherwise. No opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such securities or as to the adequacy of any consideration received.

Our opinion expressed below is limited to the present laws of the Province of Ontario and of the federal laws of Canada applicable therein and should not be relied upon, nor is it given, in respect of the laws of any other jurisdictions.

Opinion

Based upon and subject to the foregoing, we are of the opinion that when issued in accordance with the terms of the Plan (including the due authorization by the Board of the relevant option grants and the issuance of Option Shares thereunder), the Option Shares will be validly issued as fully paid and non-assessable shares of the Corporation.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Act or the rules and regulations promulgated thereunder.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in the laws of the Province of Ontario and of the federal laws of Canada applicable therein.

This opinion is provided solely for the benefit of the addressee of this opinion in connection with the filing of the Registration Statement. This opinion may not be relied upon by anyone else or used for any other purpose without our prior written consent.

Yours very truly,

/s/ Baker & McKenzie LLP